Exhibit 4.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

dated as of November 19, 2019

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

the GUARANTORS party hereto,

REGIONS BANK,

as Trustee

and

CREDIT SUISSE AG,

as Collateral agent

to the

INDENTURE

dated as of March 6, 2019

among

CHS/COMMUNITY HEALTH SYSTEMS, INC.,

the GUARANTORS party hereto,

REGIONS BANK,

as Trustee

and

CREDIT SUISSE AG,

as Collateral agent

Additional $500,000,000 8.000% Senior Secured Notes due 2026

This FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of November 19, 2019, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), the GUARANTORS party hereto (the “Guarantors”), REGIONS BANK, an Alabama banking corporation (the “Trustee”), and CREDIT SUISSE AG, as collateral agent (the “Collateral Agent”).

RECITALS

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agent have heretofore executed and delivered an Indenture, dated as of March 6, 2019 (the “Indenture”), providing for the issuance on such date by the Issuer of $1,600,809,000 aggregate principal amount of the Issuer’s 8.000% Senior Secured Notes due 2026 (the “Initial Notes”);

WHEREAS, Section 2.1(a) of the Indenture provides, among other things, that the Issuer may issue, from time to time, in accordance with the provisions of the Indenture, Additional Notes;

WHEREAS, the Issuer has entered into that certain Purchase Agreement, dated as of November 4, 2019, among the Issuer, the Guarantors and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers identified therein, pursuant to which, among other things, on the date hereof, the Issuer is issuing $500,000,000 of 8.000% Senior Secured Notes due 2026 as Additional Notes (the “November 2019 Additional Notes”) as permitted by Section 2.1 of the Indenture;

WHEREAS, the November 2019 Additional Notes will have identical terms and conditions as the Initial Notes, other than issue date, issue price and the date from which interest will accrue;

WHEREAS, the Issuer intends by this First Supplemental Indenture to create and provide for the issuance of the November 2019 Additional Notes as Additional Notes under the Indenture;

WHEREAS, pursuant to Section 9.1(7) of the Indenture, the Issuer, the Guarantors, the Trustee, and the Collateral Agent are authorized to execute and deliver this First Supplemental Indenture to provide for the issuance of the November 2019 Additional Notes under the Indenture without notice to or consent of any Holder; and

WHEREAS, all things necessary to make the November 2019 Additional Notes, when executed by the Issuer and authenticated and delivered by the Trustee, issued upon the terms and subject to the conditions set forth hereinafter and in the Indenture and delivered as provided in the Indenture against payment therefor, valid, binding and legal obligations of the Issuer according to their terms, and all actions required to be taken by the Issuer under the Indenture to make this First Supplemental Indenture a valid, binding and legal agreement of the Issuer, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

(a) All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

(b) For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

NOVEMBER 2019 ADDITIONAL NOTES

Section 2.01 Creation of the November 2019 Additional Notes. In accordance with Section 2.1(a) of the Indenture, the Issuer hereby creates the November 2019 Additional Notes as Additional Notes under the Indenture. The November 2019 Additional Notes shall be issued initially in an aggregate principal amount of $500,000,000 on the date hereof and will be issued at an issue price of 100.00% of the principal amount thereof plus accrued and unpaid interest from September 15, 2019. Interest on the November 2019 Additional Notes shall accrue from September 15, 2019. The November 2019 Additional Notes shall be issued as Restricted Notes.

Section 2.02 The Notes. The November 2019 Additional Notes initially will be issued in the form of Global Notes as follows:

(a) certificate No. 144A-005 (CUSIP No. 12543D BC3 / ISIN No. US12543DBC39) in the aggregate principal amount of $500,000,000; and

(b) certificate No. S-002 (CUSIP No. U17127 AM0 / ISIN No. USU17127AM09) in the aggregate principal amount of $0.

ARTICLE 3

MISCELLANEOUS

Section 3.01 Ratification of the Indenture.

This First Supplemental Indenture is executed and shall be constructed as an indenture supplement to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this First Supplemental Indenture shall be read, taken and constructed as one and the same instrument.

Section 3.02 Real Property Mortgage.

The Issuer shall deliver to the Collateral Agent, within 270 days after the date hereof (or such longer period as the Collateral Agent may agree in its sole discretion): (a) counterparts of amended or amended and restated mortgages securing the Obligations with respect to the November 2019 Additional Notes and the Guarantees thereof, duly executed and delivered by the Grantor that is the record owner of each applicable Mortgaged Property that is subject to a mortgage securing the Initial Notes and the Collateral Agent and otherwise suitable for recording and in form and substance sufficient to grant to the Collateral Agent for the benefit of the Senior-Priority Non-ABL Loan/Notes Secured Parties a valid mortgage lien on such real property; (b) title searches confirming that there are no Liens of record in violation of the applicable mortgage; (c) modification and date down endorsements to the existing title insurance policies; provided, however, with respect to the Mortgaged Properties located in Texas, a title search and T-38 endorsement, to the extent available, and, with respect to Mortgaged Properties in New Mexico, a title search and a modification endorsement; and (d) local counsel opinions, and any other documents reasonably requested by the Collateral Agent in respect of the amended or amended and restated mortgages.

Section 3.03 Notices.

All notices and other communications shall be given as provided in Indenture.

Section 3.04 Governing Law.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOVEMBER 2019 ADDITIONAL NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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Section 3.05 Successors.

All agreements of the Issuer and each Guarantor in this First Supplemental Indenture and the November 2019 Additional Notes shall bind their respective successors. All agreements of the Trustee and the Collateral Agent in this First Supplemental Indenture shall bind their respective successors.

Section 3.06 Multiple Originals.

The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.07 Headings.

The headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.08 Trustee Not Responsible for Recitals.

Neither the Trustee nor the Collateral Agent make any representation or warranty as to the validity or sufficiency of this First Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed as of the date first written above.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President, Assistant Chief Financial Officer, Chief Accounting Officer and Treasurer

[Signature Page to First Supplemental Indenture]

FOLEY HOSPITAL CORPORATION	CHS TENNESSEE HOLDINGS, LLC

QHG OF ENTERPRISE, INC.	CHS VIRGINIA HOLDINGS, LLC

MCSA, L.L.C.	CHSPSC, LLC

QHG OF SPRINGDALE, INC.	CLARKSVILLE HOLDINGS II, LLC

TRIAD-EL DORADO, INC.	CLARKSVILLE HOLDINGS, LLC

BULLHEAD CITY HOSPITAL CORPORATION	CLEVELAND TENNESSEE HOSPITAL COMPANY, LLC

ABILENE HOSPITAL, LLC	COLLEGE STATION HOSPITAL, L.P.

ABILENE MERGER, LLC	COLLEGE STATION MEDICAL CENTER, LLC

AFFINITY HEALTH SYSTEMS, LLC	COLLEGE STATION MERGER, LLC

AFFINITY HOSPITAL, LLC	COMMUNITY HEALTH INVESTMENT COMPANY, LLC

BERWICK HOSPITAL COMPANY, LLC	CP HOSPITAL GP, LLC

BIRMINGHAM HOLDINGS II, LLC	CPLP, LLC

BIRMINGHAM HOLDINGS, LLC	CRESTWOOD HEALTHCARE, L.P.

BLUEFIELD HOLDINGS, LLC	CRESTWOOD HOSPITAL LP, LLC

BLUFFTON HEALTH SYSTEM LLC	CRESTWOOD HOSPITAL, LLC

BROWNWOOD HOSPITAL, L.P.	CSMC, LLC

BROWNWOOD MEDICAL CENTER, LLC	DESERT HOSPITAL HOLDINGS, LLC

BULLHEAD CITY HOSPITAL INVESTMENT CORPORATION	DETAR HOSPITAL, LLC

CARLSBAD MEDICAL CENTER, LLC	DHFW HOLDINGS, LLC

CAROLINAS HOLDINGS, LLC	DUKES HEALTH SYSTEM, LLC

CAROLINAS JV HOLDINGS GENERAL, LLC	FLORIDA HMA HOLDINGS, LLC

CAROLINAS JV HOLDINGS II, LLC	GADSDEN REGIONAL MEDICAL CENTER, LLC

CAROLINAS JV HOLDINGS, L.P.	GRMC HOLDINGS, LLC

CENTRAL FLORIDA HMA HOLDINGS, LLC	HALLMARK HEALTHCARE COMPANY, LLC

CENTRAL STATES HMA HOLDINGS, LLC	HEALTH MANAGEMENT ASSOCIATES, LLC

CHS RECEIVABLES FUNDING, LLC	HEALTH MANAGEMENT ASSOCIATES, LP

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

HEALTH MANAGEMENT GENERAL PARTNER I, LLC	ORO VALLEY HOSPITAL, LLC

HEALTH MANAGEMENT GENERAL PARTNER, LLC	PALMER-WASILLA HEALTH SYSTEM, LLC

HMA HOSPITALS HOLDINGS, LP	QHG OF BLUFFTON COMPANY, LLC

HMA SERVICES GP, LLC	QHG OF FORT WAYNE COMPANY, LLC

HMA-TRI HOLDINGS, LLC	REGIONAL HOSPITAL OF LONGVIEW, LLC

HOBBS MEDCO, LLC	RUSTON HOSPITAL CORPORATION

KIRKSVILLE HOSPITAL COMPANY, LLC	RUSTON LOUISIANA HOSPITAL COMPANY, LLC

KNOX HOSPITAL COMPANY, LLC	SACMC, LLC

LA PORTE HEALTH SYSTEM, LLC	SAN ANGELO COMMUNITY MEDICAL CENTER, LLC

LA PORTE HOSPITAL COMPANY, LLC	SAN ANGELO HOSPITAL, L.P.

LAS CRUCES MEDICAL CENTER, LLC	SAN ANGELO MEDICAL, LLC

LEA REGIONAL HOSPITAL, LLC	SCRANTON HOLDINGS, LLC

LONGVIEW CLINIC OPERATIONS COMPANY, LLC	SCRANTON HOSPITAL COMPANY, LLC

LONGVIEW MEDICAL CENTER, L.P.	SCRANTON QUINCY HOLDINGS, LLC

LONGVIEW MERGER, LLC	SCRANTON QUINCY HOSPITAL COMPANY, LLC

LRH, LLC	SILOAM SPRINGS ARKANSAS HOSPITAL COMPANY, LLC

LUTHERAN HEALTH NETWORK OF INDIANA, LLC	SILOAM SPRINGS HOLDINGS, LLC

MEDICAL CENTER OF BROWNWOOD, LLC	SOUTHEAST HMA HOLDINGS, LLC

MISSISSIPPI HMA HOLDINGS I, LLC	SOUTHERN TEXAS MEDICAL CENTER, LLC

MISSISSIPPI HMA HOLDINGS II, LLC	SOUTHWEST FLORIDA HMA HOLDINGS, LLC

MOBERLY HOSPITAL COMPANY, LLC	TENNESSEE HMA HOLDINGS, LP

NATCHEZ HOSPITAL COMPANY, LLC	TENNYSON HOLDINGS, LLC

NAVARRO HOSPITAL, L.P.	TRIAD HEALTHCARE, LLC

NAVARRO REGIONAL, LLC	TRIAD HOLDINGS III, LLC

NORTHWEST ARKANSAS HOSPITALS, LLC	TRIAD HOLDINGS IV, LLC

NORTHWEST HOSPITAL, LLC	TRIAD HOLDINGS V, LLC

NOV HOLDINGS, LLC	TRIAD NEVADA HOLDINGS, LLC

NRH, LLC	TRIAD OF ALABAMA, LLC

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

TRIAD-ARMC, LLC	QHG OF CLINTON COUNTY, INC.

TRIAD-NAVARRO REGIONAL HOSPITAL SUBSIDIARY, LLC	POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC

TUNKHANNOCK HOSPITAL COMPANY, LLC	BILOXI H.M.A., LLC

VHC MEDICAL, LLC	BRANDON HMA, LLC

VICKSBURG HEALTHCARE, LLC	CLARKSDALE HMA, LLC

VICTORIA HOSPITAL, LLC	JACKSON HMA, LLC

VICTORIA OF TEXAS, L.P.	QHG OF FORREST COUNTY, INC.

WARSAW HEALTH SYSTEM, LLC	QHG OF HATTIESBURG, INC.

WEBB HOSPITAL CORPORATION	RIVER OAKS HOSPITAL, LLC

WEBB HOSPITAL HOLDINGS, LLC	RIVER REGION MEDICAL CORPORATION

WESLEY HEALTH SYSTEM LLC	ROH, LLC

WHMC, LLC	STATESVILLE HMA, LLC

WILKES-BARRE BEHAVIORAL HOSPITAL COMPANY, LLC	ROSWELL HOSPITAL CORPORATION

WILKES-BARRE HOLDINGS, LLC	NC-DSH, LLC

WILKES-BARRE HOSPITAL COMPANY, LLC	CLINTON HMA, LLC

WOODLAND HEIGHTS MEDICAL CENTER, LLC	KAY COUNTY HOSPITAL CORPORATION

WOODWARD HEALTH SYSTEM, LLC	KAY COUNTY OKLAHOMA HOSPITAL COMPANY, LLC

QHG GEORGIA HOLDINGS, INC.	MARSHALL COUNTY HMA, LLC

CITRUS HMA, LLC	SEMINOLE HMA, LLC

HMA SANTA ROSA MEDICAL CENTER, LLC	CAMPBELL COUNTY HMA, LLC

HERNANDO HMA, LLC	CLEVELAND HOSPITAL COMPANY, LLC

HOSPITAL MANAGEMENT ASSOCIATES, LLC	COCKE COUNTY HMA, LLC

HOSPITAL MANAGEMENT SERVICES OF FLORIDA, LP	JEFFERSON COUNTY HMA, LLC

KEY WEST HMA, LLC	KNOXVILLE HMA HOLDINGS, LLC

NAPLES HMA, LLC	LEBANON HMA, LLC

PORT CHARLOTTE HMA, LLC	METRO KNOXVILLE HMA, LLC

PUNTA GORDA HMA, LLC	SHELBYVILLE HOSPITAL COMPANY, LLC

VENICE HMA, LLC	TULLAHOMA HMA, LLC

FRANKFORT HEALTH PARTNER, INC.	GRANBURY HOSPITAL CORPORATION

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

LAREDO TEXAS HOSPITAL COMPANY, L.P.
EMPORIA HOSPITAL CORPORATION
FRANKLIN HOSPITAL CORPORATION
VIRGINIA HOSPITAL COMPANY, LLC
OAK HILL HOSPITAL CORPORATION

By:	/s/ Kevin J. Hammons
Name: Kevin J. Hammons
Title: Senior Vice President

Acting on behalf of each of the Guarantors set forth above

[Signature Page to First Supplemental Indenture]

TRUSTEE:

REGIONS BANK

By:	/s/ Kristine Prall
Name: Kristine Prall
Title: Vice President

[Signature Page to First Supplemental Indenture]

COLLATERAL AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ John D. Toronto
Name: John D. Toronto
Title: Authorized Signatory

By:	/s/ Lingzi Huang
Name: Lingzi Huang
Title: Authorized Signatory

[Signature Page to First Supplemental Indenture]